Exhibit 99.1

Rapport Therapeutics Announces Accelerated Initiation of RAP-219 Phase 3 Program, Expansion of Epilepsy Portfolio, and Continued Progress Across the Pipeline

U.S. Food and Drug Administration (FDA) allows advancement of RAP-219 into registrational trials for focal onset seizures (FOS); accelerated initiation of Phase 3 program expected in the second quarter of 2026

On strength of RAP-219 Phase 2a FOS data, epilepsy portfolio expanded with new program in primary generalized tonic-clonic seizures (PGTCS)

Phase 2 trial in bipolar mania, long-acting injectable, and other pipeline programs continuing to progress

BOSTON and SAN DIEGO, January 7, 2026 (GLOBE NEWSWIRE) – Rapport Therapeutics, Inc. (Nasdaq: RAPP) (“Rapport” or the “Company”), a clinical-stage biotechnology company dedicated to the discovery and development of small molecule precision medicines for patients with neurological and psychiatric disorders, today announced plans to initiate its Phase 3 program for RAP-219 in FOS in the second quarter of 2026 and expand its epilepsy portfolio with a new program in PGTCS. Additionally, the Company announced progress across its pipeline, including its Phase 2 bipolar mania trial, long-acting injectable development, FDA’s removal of the clinical hold on its Phase 2 diabetic peripheral neuropathic pain (DPNP) trial, and advancement of additional pipeline programs.

“Aligned with the FDA and supported by robust Phase 2a data in focal onset seizures, where we believe RAP-219 potentially represents a multi-billion-dollar market opportunity, we are initiating our Phase 3 trials in FOS ahead of plan,” said Abraham N. Ceesay, chief executive officer of Rapport. “We are excited to expand clinical development into primary generalized tonic-clonic seizures, reflecting our focus on building a growing epilepsy portfolio with a potential best-in-class profile in RAP-219 that will serve as a core strategic pillar for the Company. We are also advancing other important opportunities, including our Phase 2 trial in bipolar mania, long-acting injectable, and additional pipeline programs, applying our precision medicine approach to high unmet-need indications.”

“We are focusing resources on the programs we believe are best positioned to drive impact and value creation. As we advance our strategy in pain, we plan to prioritize our promising α6β4 program in chronic pain and migraine and are deferring investment in the DPNP program for RAP-219 at this time. As we look to the new year ahead, we expect to build on the strong foundation we put in place in 2025, including our robust clinical data in FOS and our successful follow-on offering, and we are focused on disciplined execution to deliver a catalyst-rich 2026 and beyond as we advance key milestones across the portfolio.”

CLINICAL AND PIPELINE UPDATES

Rapport is prioritizing programs it believes have the greatest potential to deliver meaningful impact for patients and long-term value for the Company. This disciplined approach positions the Company for a strong cadence of milestones throughout 2026 and beyond as it advances its pipeline.

RAP-219 Epilepsy Portfolio

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Robust Phase 2a Data in FOS Supports a Multi-Billion Market Opportunity, if Approved. Market research indicates epileptologists and neurologists view RAP-219’s potential best-in-class profile as highly favorable, suggesting a greater than $2B commercial opportunity in the U.S., if approved.

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Updating Guidance on Start of Phase 3 Program in FOS. Following Rapport’s End-of-Phase-2 meeting with the FDA in December, the Company is accelerating the initiation of its Phase 3 program in FOS to begin in the second quarter of 2026, updated from its previous guidance of initiation in the third quarter of 2026.
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Open-label Trial Initiated. The Company has begun enrolling patients into an open-label, long-term safety trial, enabling participants from its recently completed Phase 2a FOS trial to resume RAP-219 treatment. Initial data from the trial is expected to be shared in the second half of 2026.
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Expansion into PGTCS. Building on the robust clinical data from RAP-219’s Phase 2a clinical trial in FOS, Rapport is expanding its epilepsy portfolio into PGTCS, the most common type of generalized seizure and an important next step in addressing unmet need across the epilepsy spectrum. With proof-of-concept established in FOS, Rapport plans to initiate a Phase 3 trial of RAP-219 in PGTCS in the first half of 2027.

Additional RAP-219 Updates

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Bipolar Mania Phase 2 Trial Progress. The Company’s Phase 2 trial of RAP-219 in bipolar mania continues to enroll patients and remains on track to report topline results in the first half of 2027.
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Long-Acting Injectable Development. Development of a long-acting injectable for RAP-219, a key potential differentiator in the epilespy space, continues to progress. Investigational New Drug (IND)-enabling activities are expected to start in the first quarter of 2026 to support a Phase 1 clinical study in healthy volunteers, with initial pharmacokinetic results expected in 2027.
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DPNP Trial Clinical Hold Lifted. Following further discussions with the FDA in December, the FDA removed its clinical hold on the DPNP IND. The Company is deferring further investment in the RAP-219 DPNP program as it prioritizes its α6β4 program, which it believes has significant potential in chronic pain and migraine.

Other Pipeline Updates

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α6β4 Investigational New Drug (IND)-Enabling Activities Underway. Rapport has initiated IND-enabling activities for its development candidate agonist of the α6β4 nAChR, a clinically-validated target the Company is pursuing as a potential novel non-opioid, non-CNS approach for chronic pain and migraine.

BUSINESS UPDATES

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Presentation at the 44th Annual J.P. Morgan Healthcare Conference. Rapport Therapeutics will present at the 44th Annual J.P. Morgan Healthcare Conference, being held next week in San Francisco, CA. The Company is scheduled to present on Wednesday, January 14, 2026, at 11:15 a.m. PST. Interested parties may access a live and archived webcast of the presesntation in the “Investors” section of the Company’s website at: https://investors.rapportrx.com.
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Cash Position. The Company ended the third quarter with $513.0 million in cash, cash equivalents and short-term investments. Management expects this will be sufficient to fund the Company’s planned operations into the second half of 2029.

About Rapport Therapeutics

Rapport Therapeutics is a clinical-stage biotechnology company dedicated to discovering and developing small molecule precision medicines for patients with neurological and psychiatric disorders. The Company’s founders made pioneering discoveries related to the function of receptor associated proteins

(RAPs) in the brain, which form the basis of Rapport’s RAP technology platform. The platform enables a differentiated approach to generate precision small molecule product candidates with the potential to overcome many limitations of conventional neurology drug discovery. Rapport’s precision neuroscience pipeline is anchored by its epilepsy portfolio, including focal onset seizures and primary generalized tonic-clonic seizures, in addition to bipolar mania. The Company is also advancing additional discovery and preclinical programs leveraging its platform, including in chronic pain and migraine and in hearing/vestibular disorders.

Availability of Other Information About Rapport Therapeutics

Rapport Therapeutics uses and intends to continue to use its Investor Relations website and LinkedIn (Rapport Therapeutics) as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investor Relations website and LinkedIn, in addition to following the Company’s press releases, filings with the Securities and Exchange Commission, public conference calls, presentations, and webcasts. The contents of the Company’s website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: the clinical development of RAP-219 for the treatment of focal onset seizures, primary generalized tonic-clonic seizures, and bipolar mania, including the initiation, timing, progress and results of the ongoing and planned clinical trials; expectations for the efficacy, tolerability, and commercial potential of RAP-219; the potential multi-billion dollar market opportunity for RAP-219 in focal onset seizures, if approved; expectations for the development of a long-acting injectable formulation of RAP-219; the prioritization of the Company’s α6β4 program, including the development candidate’s potential in chronic pain and migraine and the Company’s IND-enabling activities; the deferral of further investment in the RAP-219 diabetic peripheral neuropathic pain program; the potential of Rapport’s RAP technology platform; and expectations for Rapport’s uses of capital, including its cash runway into the second half of 2029.

Forward looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect Rapport’s business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to the Company’s research and development activities; Rapport’s ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; uncertainties relating to preclinical and clinical development activities; the Company’s dependence on third parties to conduct clinical trials, manufacture its product candidates and develop and commercialize its product candidates, if approved; Rapport’s ability to attract, integrate and retain key personnel; risks related to the Company’s financial condition and need for substantial additional funds in order to complete development activities and commercialize a product candidate, if approved; risks related to regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; risks related to establishing and maintaining Rapport’s intellectual property protections; and risks related to the competitive landscape for Rapport’s product candidates; as well as other risks described in “Risk Factors,” in the Company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in Rapport’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Rapport’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Rapport expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contact

Julie DiCarlo

Head of Communications & IR

Rapport Therapeutics

jdicarlo@rapportrx.com